EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Pioneer Power Solutions, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014 for the years ended December 31, 2013 and 2012, which appears in Pioneer Power Solutions, Inc.’s Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Yours very truly,

Richter LLP (Signed) (1)

Montreal, Canada
June 19, 2014

1 CPA auditor, CA, public accountancy permit No. A106063

T. 514.934.3400 Richter LLP 1981 McGill College Mtl (Qc) H3A 0G6 www.richter.ca Montréal, Toronto